Exhibit 5.2

[Letterhead of Darden Restaurants, Inc.]

October 6, 2010

Darden Restaurants, Inc.

1000 Darden Center Drive

Orlando, Florida 32837

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Associate General Counsel of Darden Restaurants, Inc., a Florida corporation (the “Company”), and in such capacity I am familiar with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of an indeterminate amount of its debt securities (the “Debt Securities”).

For purposes of this opinion I have examined the following:

(a)	the Articles of Incorporation, as amended, of the Company (the “Articles of Incorporation”);

(b)	the Bylaws, as amended, of the Company (the “Bylaws”);

(c)	resolutions of the Board of Directors of the Company adopted on September 14, 2007 and June 19, 2009 (collectively, the “Resolutions”);

(d)

the Indenture dated as of January 1, 1996 between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Indenture”); and

(e)	the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus.

I have also examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below. In rendering my opinions, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, I am of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

2.	The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Debt Securities.

3.

When a particular series of Debt Securities has been duly established, executed and delivered in accordance with the terms of the Resolutions or other proper action of the Board of Directors of the Company duly authorizing the Debt Securities and the Indenture consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles of Incorporation and applicable Florida law, such Debt Securities will have been duly authorized by all requisite corporate action and duly executed and delivered by the Company.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)	I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, the Indenture will not have been modified or rescinded.

(b)

I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, there will not have occurred any change in the Company’s Articles of Incorporation or Bylaws or in the law affecting the authorization, execution and delivery, of the Indenture or the Debt Securities.

My opinions expressed above are limited to the laws of the State of Florida.

I hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Validity of Debt Securities” contained in the Prospectus. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Douglas E. Wentz
Senior Associate General Counsel